SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

June 19, 2002

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On June 19, 2002, CSB Bancorp, Inc. issued a news release stating that it was informed on June 17, 2002 by the State of Ohio Division of Financial Institutions and Federal Reserve Bank of Cleveland that the Written Agreement dated November 11, 2000 had been terminated effective June 14, 2002. A copy of the news release is attached to this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Exhibits
	99.1	News Release dated June 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: June 20, 2002	By: /s/C. James Bess
C. James Bess Chairman, President and Chief Executive Officer

Exhibit 99.1

For Immediate Release

June 19, 2002

Contract Person:  Winnie Ellis

Phone:  330-674-9015

NEWS RELEASE

In a letter dated June 17, 2002, the State of Ohio Division of Financial Institutions and the Federal Reserve Bank of Cleveland (under delegated authority of the Board of Governors of the Federal Reserve System) have informed the Board of Directors of CSB Bancorp, Inc. that the Written Agreement, dated November 11, 2000, has been terminated effective June 14, 2002.

The Board of Directors is particularly pleased that the comprehensive initiatives undertaken to restore the financial safety and soundness of the Company have been completed productively and expeditiously.  The revitalized Company has drawn on its inherent strengths, to team with the expertise of new key personnel and a re-engineered infrastructure in order to comply with all regulatory requirements, as well as enhance financial performance and shareholder value.

The Company’s continuing progress and success is attributable to the joint diligent efforts of regulators, directors, officers and staff, coupled with steadfast shareholder, customer and community support.

Any questions or comments regarding this News Release should be directed to Mr. C. James Bess at (330) 674-9015.